Exhibit 10.1

THIS AMENDING AGREEMENT dated as of the 8th day of January, 2013

BETWEEN:

SIDNEY CHAN (herein called the “Lender”)
of 23H Block III Riviera Garden
Tsuen Wan, New Territories
Hong Kong

AND:

ALR TECHNOLOGIES INC. (herein called the “Company”)
of 7400 Beaufont Springs Drive
Suite 300
Richmond, Virginia   23225

WITNESSES THAT WHEREAS:

A.
The Lender and the Company entered into an agreement on March 6, 2011 as amended by further agreements dated October 24, 2011 and June 15, 2012 (the “Amended Credit Agreement”) whereby the Lender agreed to make available to the Company a credit line equal to $2,500,000 for the Company’s corporate purposes;

B.
Under the concurrent agreement between the Lender and the Company dated March 6, 2011 (the “Option Agreement”) the Company granted to the Lender, in consideration of the Lender making available the $2,500,000 credit line, options to purchase 20,000,000 shares at an exercise price of $0.125 per share, until March 6, 2016, such that the aggregate of advances under the credit line would be equal to the aggregate exercise price of the 20,000,000 shares under option;

C.
Pursuant to the Amended Credit Agreement the Option Agreement was amended by (i) reducing the exercise price of the 20,000,000 options from $0.125 to $0.07 and (ii) granting options to the Lender to purchase an additional 15,725,000 shares until March 6, 2016, such that the aggregate advances under the credit line would continue to be equal to the aggregate exercise price of the 35,725,000 shares under option; and

D.
On December 28, 2012 the Company’s Board of Directors approved the grant of new incentive options at an exercise price of and to reduce the exercise price of certain outstanding options to, $0.05 and further agreed with the Lender, in part consideration of the increased credit line referred to in Recital E, to further amend the Option Agreement:

a)	by reducing the exercise price of the Lender’s options to purchase 35,725,000 shares from $0.07 to $0.05 per share; and

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b)	granting to the Lender options to purchase an additional 14,275,000 shares at an exercise price of $0.05 per share until March 6, 2016

E.	Such that the aggregate of advances under the line of credit would be equal to the aggregate exercise price of the 50,000,000 shares under option.

The Lender and the Company have agreed to further amend:

i.	the Amended Credit Agreement by the Lender increasing the borrowing limit of the line of credit by a further $1,500,000 to a total of $4,000,000; and

ii.
the Option Agreement by the Company, in consideration of the increase of the borrowing limit of the line of credit granting to the Lender options to purchase a further 50,000,000 shares of the Company at a price of $0.03 per share until December 28, 2017; and

F.	The Company and the Lender have agreed to enter into this agreement in order to give effect to the foregoing:

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.
At such time as the Company shall have drawn down the full amount of $2,500,000 under the Amended Credit Agreement, the Lender agrees to lend to the Company a further sum of up to $1,500,000 as and when required by the Company but subject to the same terms and conditions, including interest on amounts outstanding from time to time, as contained in the Amended Credit Agreement.

2.	In consideration of the Lender making available the additional loan of $1,500,000 to the Company, the Company hereby:

a)
agrees to reduce the exercise price of the 35,725,000 shares of common stock under option to the Lender as at the date hereof from $0.07 to $0.05 and grants to the Lender from and after the date hereof until December 28, 2017, the right and option to purchase an additional 14,275,000 shares of common stock at an exercise price of $0.05; and

b)	grants to the Lender the right and option to purchase, from and after the date hereof until December 28, 2017, an additional 50,000,000 shares of common stock at a price of $0.03 per share.

3.	Except as amended by this Agreement, all other terms and conditions of the Amended Credit Agreement and the Option Agreement shall remain in force and unaltered.

4.	This Amending Agreement may be signed in as many counterparts as may be necessary and delivered by facsimile or electronic transmission.

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IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT the       day of January 2013.

ALR TECHNOLOGIES INC.

SIDNEY CHAN	KENNETH RUBULAK
Mr. Sidney Chan	Name Kenneth Rubulak

Capacity Director

ALFONSO SALAS
Name Alfonso Salas

Capacity Director